Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ZBB Energy Corporation of our report dated September 19, 2012 (which report includes an explanatory paragraph relating to ZBB Energy Corporation’s ability to continue as a going concern) relating to the consolidated financial statements of ZBB Energy Corporation appearing in the Annual Report on Form 10-K of ZBB Energy Corporation for the year ended June 30, 2012.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, Wisconsin
November 20, 2012